Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Camden National Corporation of our reports dated March 11, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Camden National Corporation and Subsidiaries, appearing in the Annual Report on Form 10-K of Camden National Corporation for the year ended December 31, 2021.

/s/ RSM US LLP
Philadelphia, Pennsylvania
April 28, 2022